UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)      On November 15, 2006, GameTech International, Inc. (the “Company”) announced the appointment of Tracy Pearson as Chief Financial Officer of the Company, effective November 13, 2006. Pursuant to the terms of her offer letter, Ms. Pearson will receive an annual salary of $200,000 and will be eligible to participate in the Company’s Executive Team Bonus Plan. In addition, subject to board approval, Ms. Pearson will receive a stock option grant to purchase 100,000 shares of Company common stock which will vest after four years. The offer letter and press release are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated by reference herein. The descriptions of the offer letter and press release are qualified in their entirety by reference to such Exhibits.
     Prior to joining the Company, Ms. Pearson, 40, served as the Senior Vice President of Sales and Integration of Cardinal Health, Inc., a Fortune 20 pharmaceutical distribution and health services company. From 2001 to 2005, Ms. Pearson served as the Chief Financial Officer of the F. Dohmen Company, one of the largest pharmaceutical distributors in the U.S., and served as the President of the company from 2005 until the sale of Dohmen’s wholesale pharmaceutical distribution business to Cardinal Health in 2006. From 1998 to 2001, Ms. Pearson served as a Senior Manager in Process Consulting at Arthur Anderson and as a Director of Auditing and Consulting at Mueller and Sebena, LLC from 1996 to 1998. Ms. Pearson holds a Bachelor of Business Administration from Saint Norbert College, in De Pere, Wisconsin, a Masters in Business Administration from Boston College, in Boston, Massachusetts and is a Certified Public Accountant.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Offer letter, dated October 31, 2006, entered into by GameTech International, Inc. and Tracy Pearson.

99.1	Press release issued by GameTech International, Inc., dated November 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Jay M. Meilstrup
Jay M. Meilstrup
President and Chief Executive Officer

Date: November 15, 2006

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer letter, dated October 31, 2006, entered into by GameTech International, Inc. and Tracy Pearson.

99.1	Press release issued by GameTech International, Inc., dated November 15, 2006.

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